UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

Prelude Therapeutics Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39527	81-1384762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Powder Mill Road Wilmington, Delaware	19803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 467-1280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 18, 2023, Prelude Therapeutics Incorporated (“Prelude”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC as representative (the “Representative”) of the underwriters named therein (the “Underwriters”), pursuant to which Prelude agreed to issue and sell an aggregate of (a) 4,496,744 shares of its common stock, which comprise (i) 3,048,522 shares of its voting common stock, par value $0.0001 per share (the “Voting Common Stock”) and (ii) 1,448,222 shares of its non-voting common stock, par value $0.0001 per share (the “Non-Voting Common Stock,” and together with the Voting Common Stock, the “Shares”), at a price to the public of $5.75 per share, and (b) pre-funded warrants to purchase up to 12,895,256 shares of the Company’s Voting Common Stock (the “Pre-Funded Warrants”), at a price to the public of $5.7499 per warrant with an exercise price of $0.0001 per share (the “Offering”). Pursuant to the Underwriting Agreement, Prelude has also granted the Underwriters a 30-day option to purchase up to an additional 2,608,800 shares of Voting Common Stock (the “Option”). The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was made pursuant to the shelf registration statement on Form S-3 (File No. 333-261019) that was filed by Prelude with the Securities and Exchange Commission (“SEC”) on November 12, 2021, and declared effective by the SEC on November 24, 2021, and a related prospectus supplement.

Prelude estimates that the net proceeds from the Offering will be approximately $98.5 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Option. Prelude intends to use the net proceeds from the Offering to advance its current clinical pipeline, including PRT2527, PRT1419, PRT3645 and PRT3789; to advance its research and discovery efforts including its efforts for a new SMARCA2 oral molecule; and to support organizational growth and for working capital and other general corporate purposes. Prelude expects the Offering to close on May 22, 2023, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The form of Pre-Funded Warrant to Purchase Common Stock is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the terms of the Pre-Funded Warrants is qualified in its entirety by reference to such exhibit. A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares and the Pre-Funded Warrants in connection with the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On May 17, 2023, and May 18, 2023, Prelude issued press releases announcing the launch and the pricing of the Offering, respectively. Copies of the press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended, and of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements regarding the expected gross proceeds of the Offering, the anticipated use of net proceeds of the Offering and satisfaction of the closing conditions of the Offering. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” “anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause Prelude’s results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Prelude’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties disclosed in its Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 8, 2023, and its other filings with the SEC. Forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof, and Prelude specifically disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated May 18, 2023

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Launch Press Release dated May 17, 2023

99.2	Pricing Press Release dated May 18, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRELUDE THERAPEUTICS INCORPORATED

Date: May 19, 2023	By:	/s/ Laurent Chardonnet
Laurent Chardonnet
Chief Financial Officer